                           LIMITED POWER OF ATTORNEY

Know all men by these presents that Christopher E. Watson does hereby make, constitute and appoint each of Christina Young and Ezra Berger, or any one of them, as a true and lawful attorney-in-fact of the undersigned with full powers of substitution and revocation, for and in the name, place and stead of the undersigned (both in the undersigned's individual capacity and as a member of any limited liability company or as a partner of any partnership for which the undersigned is otherwise authorized to sign), to execute and deliver such forms as may be required to be filed from time to time with the Securities and
Exchange Commission relating to the undersigned's direct or indirect ownership of or transactions in securities of Validus Holdings, Ltd. with respect to: (i)
Sections 13(d) and 13(g) and 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act"), including without limitation, Schedule 13D,
Schedule 13G, statements on Form 3, Form 4 and Form 5 (and any amendments thereto) and (ii) any report or notice required under Rule 144 under the
Securities Act of 1933, as amended (the "Securities Act"), including Form 144
(and any amendment thereto).  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act or Rule 144 of the
Securities Act.

This Power of Attorney shall remain in full force and effect until withdrawn by the undersigned in a signed writing delivered to the foregoing attorneys-in-
fact.

By:    /s/ Christopher E. Watson
      -----------------------------
Name:  Christopher E. Watson
Date:  December 21, 2015